

       Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-1
                             Payment Date 11/27/2000

Servicing Certificate
Beginning Pool Balance                                            445,433,626.34
Beginning PFA                                                               0.00
Ending Pool Balance                                               444,293,542.48
Ending PFA Balance                                                             -
Principal Collections                                              17,190,009.96
Principal Draws                                                     8,857,254.92
Net Principal Collections                                                      -
Active Loan Count                                                         16,103

Current Month Repurchases                                                      -
Current Month Repurchases - Due to Delinquency                                 -


Interest Collections
                                                                    3,664,552.62

Weighted Average Net Loan Rate                                         10.31608%
Substitution Adjustment Amount                                              0.00

Note Rate                                                               6.84000%

Term Notes                                                          Amount          Factor
----------                                                          ------          ------
Beginning Balance                                                 451,475,000.00     1.0000000
Ending Balance                                                    451,475,000.00    1.0000000

Principal                                                                      -     0.0000000

Interest                                                            2,830,748.25     6.2700000

Interest Shortfall                                                          0.00     0.0000000
Security Percentage                                                      100.00%

Variable Funding Notes                                              Amount
----------------------                                              ------
Beginning Balance                                                           0.00
Ending Balance                                                              0.00
Principal                                                                   0.00
Interest                                                                    0.00
Interest Shortfall                                                          0.00
Security Percentage                                                         0.00%


Certificates                                                                0.00





Beginning Overcollateralization Amount                              2,948,412.55
Overcollateralization Amount Increase (Decrease)                      839,051.14
Outstanding Overcollateralization Amount                            3,787,463.69
Overcollateralization Target Amount                                 7,900,812.50

Credit Enhancement Draw Amount                                              0.00
Unreimbursed Prior Draws                                                    0.00


                                                                                    Number      Percent
                                                                         Balance   of Loans    of Balance
Delinquent Loans (30 Days)                                          2,910,443.84     113         0.66%

Delinquent Loans (60 Days)                                            592,129.72      21         0.13%

Delinquent Loans (90+ Days) (1)                                       508,464.14      17         0.11%

Foreclosed Loans                                                               -       0         0.00%

REO                                                                         0.00       0         0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                                     Liquidation
                                                                         To-Date
Beginning Loss Amount                                                       0.00
Current Month Loss Amount                                                   0.00
Ending Loss Amount                                                          0.00

                                                                Special Hazard       Fraud     Bankruptcy
Beginning Amount                                                            0.00          0.00       0.00
Current Month Loss Amount                                                   0.00          0.00       0.00
Ending Amount
                                                                               -             -          -

Liquidation Loss Distribution Amounts                                       0.00
Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

Capitalized Interest Account
Beginning Balance                                                     540,001.08
Withdraw relating to Collection Period                                      0.00
CIA Remaining Balance due to GMAC - End of Pre-Funding Period       (540,001.08)
Interest Earned (Zero, Paid to Funding Account)                             0.00
Total Ending Capitalized Interest Account Balance as of                     0.00
Payment Date
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                   3,804.60



Funding Account
Beginning Funding Account Balance                                   8,989,786.21
Deposit to Funding Account                                          9,171,806.18
Payment for Additional Purchases                                   (7,192,671.18)
Ending Funding Account Balance as of Payment Date                  10,968,921.21
Interest earned for Collection Period                                   9,799.14
Interest withdrawn related to prior Collection Period                   9,517.64

Prefunding Account
Beginning Balance                                                           0.00
Additional Purchases during Revolving Period                                0.00
Excess of Draws over Principal Collections                                  0.00
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                     213.53

Reserve Account
Beginning Balance                                                           0.00
Deposits to Reserve Account for current Payment Date                        0.00
Withdrawals from Reserve Account for current Payment Date                   0.00
Total Ending Reserve Account Balance as of current Payment                  0.00
Date
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00





       Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-2
                             Payment Date 11/27/2000

Servicing Certificate
Beginning Pool Balance                                             62,717,384.86
Beginning PFA                                                               0.00
Ending Pool Balance                                                63,054,588.38
Ending PFA Balance                                                            -
Principal Collections                                               4,144,226.58
Principal Draws                                                     2,283,444.56
Net Principal Collections                                                     -
Active Loan Count                                                            927

Current Month Repurchases                                                     -
Current Month Repurchases - Due to Delinquency                                -


Interest Collections
                                                                      504,768.04

Weighted Average Net Loan Rate                                          9.56823%
Substitution Adjustment Amount                                              0.00

Note Rate                                                               6.91000%

Term Notes                                                          Amount          Factor
----------                                                          ------          ------
Beginning Balance                                                  65,000,000.00     1.0000000
Ending Balance                                                     65,000,000.00     1.0000000

Principal                                                                      -     0.0000000

Interest                                                              411,720.83     6.3341666

Interest Shortfall                                                          0.00     0.0000000
Security Percentage                                                      100.00%

Variable Funding Notes                                              Amount
----------------------                                              ------
Beginning Balance                                                           0.00
Ending Balance                                                              0.00
Principal                                                                   0.00
Interest                                                                    0.00
Interest Shortfall                                                          0.00
Security Percentage                                                         0.00%


Certificates                                                                0.00




Beginning Overcollateralization Amount                                321,652.85
Overcollateralization Amount Increase (Decrease)                       95,230.52
Outstanding Overcollateralization Amount                              416,883.37
Overcollateralization Target Amount                                 1,137,500.00

Credit Enhancement Draw Amount                                              0.00
Unreimbursed Prior Draws                                                    0.00


                                                                                    Number      Percent
                                                                         Balance   of Loans    of Balance
Delinquent Loans (30 Days)                                            553,546.52       7         0.88%

Delinquent Loans (60 Days)                                                     -       0         0.00%

Delinquent Loans (90+ Days) (1)                                                -       0         0.00%

Foreclosed Loans                                                               -       0         0.00%

REO                                                                         0.00       0         0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                                     Liquidation
                                                                         To-Date
Beginning Loss Amount                                                       0.00
Current Month Loss Amount                                                   0.00
Ending Loss Amount                                                          0.00

                                                                Special Hazard       Fraud     Bankruptcy
Beginning Amount                                                            0.00          0.00       0.00
Current Month Loss Amount                                                   0.00          0.00       0.00
Ending Amount
                                                                               -             -          -

Liquidation Loss Distribution Amounts                                       0.00
Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

Capitalized Interest Account
Beginning Balance                                                      86,096.83
Withdraw relating to Collection Period                                      0.00
CIA Remaining Balance due to GMAC - End of Pre-Funding Period        (86,096.83)
Interest Earned (Zero, Paid to Funding Account)                             0.00
Total Ending Capitalized Interest Account Balance as of                     0.00
Payment Date
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                     606.60



Funding Account
Beginning Funding Account Balance
                                                                    2,604,267.99
Deposit to Funding Account                                          1,956,012.54
Payment for Additional Purchases                                   (2,197,985.54)
Ending Funding Account Balance as of Payment Date                   2,362,294.99
Interest earned for Collection Period                                   2,838.73
Interest withdrawn related to prior Collection Period                   3,510.53

Prefunding Account
Beginning Balance                                                           0.00
Additional Purchases during Revolving Period                                0.00
Excess of Draws over Principal Collections                                  0.00
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                     347.95

Reserve Account
Beginning Balance                                                           0.00
Deposits to Reserve Account for current Payment Date                        0.00
Withdrawals from Reserve Account for current Payment Date                   0.00
Total Ending Reserve Account Balance as of current Payment                  0.00
Date
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

